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Exhibit 99.11

ISONICS EXECUTIVE TO PRESENT AT SOUTHERN CALIFORNIA INVESTMENT ASSOCIATION CONFERENCE THIS WEEK

Dr. Hans Walitzki, Isonics Vice President, to Update Investment Community on Company's Recent Achievements and Initiatives

        GOLDEN, Colo.—(BUSINESS WIRE)—November 29, 2004—Isonics Corporation (NASDAQ:ISON—News), committed to the development of next-generation technology for the homeland security and semiconductor markets, has announced plans to present at the Southern California Investment Association (SCIA) Conference Dec. 4, in Newport Beach, California. James E. Alexander, Isonics CEO, made the announcement.

        Dr. Hans Walitzki, Isonics' Vice President, will discuss the Company's recent initiatives and achievements in its three business divisions: homeland security, semiconductors and life sciences.

        SCIA's bimonthly conferences principally showcase emerging publicly held firms. The forums bring together more than 150 NASD member firms and a wide range of members of the investment community, including investment bankers, analysts, capital formation professionals and others.

        "We are pleased for the opportunity to tell the Southern California Investment Association and the investment community at large about Isonics' achievements during the past year and the outlook for the coming year," said Mr. Alexander. "We look forward to updating our colleagues in the investment community about the Company's business and technological progress in our three business divisions, including our activities in the homeland security space and our ongoing efforts to commercialize our NeutroTest™ prototype explosive detection product. In addition, we will be providing overviews of our strategic progress in our Life Sciences division, which specializes in sales of stable isotopes for health care and other applications. We'll also discuss the area of advanced semiconductors, where we are a leading provider of next-generation Silicon-28 and silicon-on-insulator (SOI) wafer technology."

        Mr. Alexander also noted: "Our October 2004 private placement and recent warrant exercises have provided additional resources to assist Isonics in continuing to build upon its strategic, operational and marketing activities in all three divisions. We are working to strengthen Company revenues and increase shareholder value for the near- and long-term."

About Southern California Investment Association

        SCIA was founded to facilitate stock support and capital formation for select companies. Based in Newport Beach, Calif., the organization is a national alliance of more than 150 NASD member firms, investment bankers, investment advisors, analysts, capital formation services, investor relations, industry consultants, securities attorneys, media and accredited investors. The organization's goal is to assist its member network and to build exposure and support for small-to-medium listed and emerging-growth companies by providing a bimonthly forum. SCIA's forums showcase cutting-edge national and international presenting companies.

About Isonics Corporation

        Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics' Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company's Web site at http://www.isonics.com. A presentation about Isonics' NeutroTest™ explosive detection prototype can be found at http://www.tri103.com/isonics/madrid.pdf. A video demonstrating the functioning NeutroTest prototype can be viewed at http://www.trilogy-capital.com.edgesuite.net/.

Cautionary Statement

        Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three months ended July 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company's historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission. Isonics cautions investors that there are currently no commercial NeutroTest products, and no guarantee there will be. Isonics has made no NeutroTest sales and no government agency or other person has expressed an interest in purchasing NeutroTest. There can be no assurance that Isonics will be able to manufacture the NeutroTest for the market at a cost and with capabilities that meet the needs of prospective customers.

        This announcement may contain forward-looking statements made by senior management of Isonics that involve risks and uncertainties, such as statements about plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in—or suggested by—statements made in this announcement due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made in this announcement. For more information about Isonics and risks arising from investing in Isonics, you are directed to the Company's most recent Form 10-KSB filed with the Securities and Exchange Commission.

Contact:

  Isonics Corporation
  James Alexander, 303-279-7900
  or
  Investor Relations:
  Trilogy Capital Partners, Inc.
  Paul Karon, 800-592-6067
  paul@trilogy-capital.com

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ISONICS EXECUTIVE TO PRESENT AT SOUTHERN CALIFORNIA INVESTMENT ASSOCIATION CONFERENCE THIS WEEK